EXHIBIT 99.5

                             SUBSERVICING AGREEMENT
                            dated as of June 1, 2006

                                     between

                           MIDLAND LOAN SERVICES, INC.
                                    Servicer

                                       and

                                  CWCAPITAL LLC
                                   Subservicer

                      TO BE ENTERED INTO IN CONNECTION WITH
                  THAT CERTAIN POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2006

                                      among

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                  as Depositor,

                          MIDLAND LOAN SERVICES, INC.,
                               as Master Servicer,

                         CWCAPITAL ASSET MANAGEMENT LLC
                              as Special Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,
                           as Trustee and Paying Agent


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            This SUBSERVICING AGREEMENT, dated and effective as of June 1, 2006, by and between CWCAPITAL LLC (in the capacity of subservicer, the "Subservicer") and MIDLAND LOAN SERVICES, INC., a Delaware corporation, acting solely in its capacity as Servicer under the Pooling and Servicing Agreement (as defined below) (the "Servicer").

                              Preliminary Statement

            WHEREAS, Deutsche Mortgage & Asset Receiving Corporation, as depositor, the Servicer, as master servicer, CWCapital Asset Management LLC, as special servicer (together with its successors and assigns in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee and paying agent (together with its successors and assigns in such capacity, the "Trustee"), have entered into a Pooling and Servicing Agreement, dated as of June 1, 2006, relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2006-C7 (as amended, from time to time, the "Pooling and Servicing Agreement"), a copy of which is attached hereto as Exhibit A; and

            WHEREAS, the Servicer desires that the Subservicer act as Subservicer with respect to the mortgage loans listed on Schedule I hereto (each, a "Mortgage Loan") and provide, on behalf of the Servicer, the necessary servicing of the Mortgage Loans performed in a manner consistent with the Servicing Standard and in a manner consistent with this Agreement and the Pooling and Servicing Agreement from the Closing Date until this Agreement is terminated in accordance herewith;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Subservicer and the Servicer hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

            "Agreement": This Subservicing Agreement, as modified, amended and supplemented from time to time, including all exhibits, schedules and addenda hereto.

            "Day One Report": With respect to each Mortgage Loan, a statement in the form of the CMSA Loan Periodic Update File (in the form and containing the information called for by the version of such report in effect at the time under the reporting standards of the CMSA) setting forth the scheduled payments of interest and principal and the amount of any unanticipated prepayments of which the Subservicer has received notice (including without limitation those for which a notice has been given to the effect that the prepayment will be made at any time during the applicable Due Period), indicating the Mortgage Loan and on account of what type of payment such amount is to be applied on behalf of the related Borrower.

            "Loan Status Reports": The form of reports to be submitted by Subservicer with respect to reporting about the status of real estate taxes, status of insurance and status of UCC financing statement for the Mortgage Loans as more particularly described and set forth on Exhibit B-3.

            "Monthly Remittance Report": The Monthly Remittance Report described in Exhibit B-1 hereto and required to be delivered by the Subservicer to the Servicer under the Task Description.

            "Mortgage Loan": As defined in the Preliminary Statement.

            "Officer's Certificate": In the case of the Subservicer, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, Executive Vice President or any Senior Vice President, Vice President or Assistant Vice President or an employee designated as a Subservicing Officer pursuant to this Agreement.

            "Payment and Collection Description": The description of the obligations of the Subservicer with respect to collection and remittance of payments on the Mortgage Loans as more particularly described in Section 2.1(e).

            "Payment and Loan Status Reports": Collectively, the Monthly Remittance Reports, the Loan Status Reports and the following reports described in the Task Description: the CMSA Operating Statement Analysis Reports, the CMSA NOI Adjustment Worksheets, the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Loan Level Reserve/LOC Report, the CMSA Servicer Watch List and the CMSA Comparative Financial Status Report.

            "Pooling and Servicing Agreement": As defined in the preamble to this Agreement.

            "Servicer": As defined in the preamble to this Agreement.

            "Servicer Servicing Documents": A copy of the documents contained in the Mortgage File for the Mortgage Loans.

            "Services": Those activities to be provided by the Subservicer for the Servicing of the Mortgage Loans pursuant to the provisions of this Agreement.

            "Servicing": With respect to any Mortgage Loan, the right and obligation of the Subservicer to administer such Mortgage Loan in accordance with the provisions hereof.

            "Servicing Documents": The Servicer Servicing Documents and Subservicer Servicing Documents.

            "Servicing Standard": With respect to the Subservicer, to service and administer the Mortgage Loans (and any Serviced Companion Loan but not any Non-Serviced Mortgage Loan) that the Subservicer is obligated to service and administer pursuant to this Agreement on behalf of the Servicer and in the best interests of and for the benefit of the Certificateholders (and in the case of any Serviced Companion Loan, the related holder) as a collective whole (as determined by the Subservicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and Serviced Companion Loan and, to the extent consistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; and (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and Serviced Companion Loans; and without regard to: (I) any other relationship that the Subservicer, or any Affiliate thereof, may have with the related Borrower; (II) the ownership of any Certificate or any interest in any Non-Serviced Companion Loan, Serviced Companion Loan, or any mezzanine loan related to a Mortgage Loan by the Subservicer, or any Affiliate thereof; (III) the Servicer's obligation to make Advances; (IV) the right of the Subservicer (or any Affiliate thereof) to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; and (V) any obligation of the Subservicer (or any Affiliate thereof) to purchase any Mortgage Loan or Serviced Companion Loan from the Trustee; provided, however, that in no event shall the foregoing standards be less than the applicable provisions of the Servicing Standard set forth in the Pooling and Servicing Agreement.

            "Special Servicer": As defined in the Preliminary Statement.

            "Subservicer": As defined in the preamble to this Agreement.

            "Subservicer Collection Account": An account which is an Eligible Account established by Subservicer for the purposes set forth in this Agreement in the name of "CWCapital LLC or the name of any successor thereto hereunder, as Subservicer for Midland Loan Services, Inc., for the benefit of Wells Fargo Bank, N.A., as Trustee in trust for Holders of Deustche Mortgage & Asset Receiving Corporation, COMM 2006-C7 Commercial Mortgage Pass-Through Certificates."

            "Subservicer Default": As defined in Section 6.1 hereof.

            "Subservicer Determination Date": The Business Day immediately preceding each Determination Date.

            "Subservicer Errors and Omissions Insurance Policy": As defined in
Section 5.4(a) hereof.

            "Subservicer Fidelity Bond": As defined in Section 5.4(a) hereof.

            "Subservicer Remittance Date": For each Distribution Date, the Business Day immediately succeeding the related Subservicer Determination Date.

            "Subservicer Servicing Documents": (a) A copy of the documents contained in the Mortgage Files for the Mortgage Loans and (b) all other servicing documents and records in possession of Subservicer that relate to or are used for the servicing of the Mortgage Loans and that are not required to be part of the applicable Mortgage Files.

            "Subservicing Fee": For each calendar month, as to each Mortgage Loan, one-twelfth of the Subservicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on the Mortgage Loan and only from collections on such Mortgage Loan. The Subservicing Fee shall be determined in the same manner (other than the rate) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month.

            "Subservicing Fee Rate": With respect to each Mortgage Loan, a rate per annum equal to the number of basis points set forth opposite such Mortgage Loan on Schedule I hereto.

            "Subservicing Officer": Any officer or employee of the Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Servicer by the Subservicer and signed by an officer of the Subservicer, as such list may from time to time be amended.

            "Subservicing Termination Date": As defined in Section 6.2 hereof.

            "Successor Subservicer": The Person, which Person must meet the requirements contained in Section 6.3 hereof) selected by the Servicer upon the termination of the Subservicer resulting from any Subservicer Default, if any, who shall thereafter perform the Services with respect to the Mortgage Loans; provided, that the Servicer shall perform all Services with respect to the Mortgage Loan until such Person, if any, is selected.

            "Task Description": The outline description of the obligations of the Subservicer and Servicer with respect to the Mortgage Loans as set forth in Exhibit B-5 attached to this Agreement.

            "Trustee": As defined in the Preliminary Statement.

            Section 1.2. General. In no event shall any provision of this Agreement (including Exhibit B-6) be construed to impose on the entity that constitutes the Subservicer any limitation on any rights that such entity has under the Pooling and Servicing Agreement in such entity's capacity as Directing Holder under the Pooling and Servicing Agreement.

                                   ARTICLE II

                                  SUBSERVICING

            Section 2.1 Subservicing.

            (a) From the Closing Date until the Subservicing Termination Date, Servicer hereby authorizes and directs Subservicer to service, and the Subservicer hereby agrees to service, the Mortgage Loans as Subservicer on behalf and at the direction of the Servicer as provided in this Agreement.

            (b) The Subservicer shall perform all tasks and responsibilities necessary to satisfy the requirements set forth under the Task Description, in each case in a manner not inconsistent with the Pooling and Servicing Agreement.

            (c) On the Closing Date, the Subservicer shall establish the Subservicer Collection Account, which shall be an Eligible Account, and the Subservicer shall notify the Servicer in writing of the name and address of the depository institution at which the Subservicer Collection Account is maintained and the number of the Subservicer Collection Account. The Subservicer shall deliver to the Servicer prior written notice of any change in the location, name or address of the applicable depository institution or account number of the Subservicer Collection Account.

            (d) The Subservicer shall make efforts consistent with the Servicing Standard to collect all monthly payments of principal and interest with respect to the Mortgage Loans (except for payments due on or prior to the Cut-off Date), as well as late charges, default interest, Yield Maintenance Charges, Insurance Proceeds, Condemnation Proceeds and any and all other amounts due from the Borrower or a third party with respect to the Mortgage Loans pursuant to the mortgage loan documents for each Mortgage Loan; provided, however, that with respect to any payments that are required under the terms of the applicable mortgage loan documents to be made directly to a Person other than the holder of the related Mortgage Loan, the Subservicer shall use efforts consistent with the Servicing Standard to cause such payments to be made. The Subservicer shall deposit all payments and collections received by the Subservicer into the Subservicer Collection Account on a daily basis; provided, however, that the Subservicer shall be entitled to retain and pay to itself the related Subservicing Fee from the interest portion of any such payments.

            (e) The Subservicer shall not withdraw funds from the Subservicer Collection Account, except as follows: (1) on the Subservicer Remittance Date occurring in each month, the Subservicer shall remit to the Servicer by wire transfer of immediately available funds any and all amounts on deposit in the Subservicer Collection Account as of the close of business on the Subservicer Determination Date occurring in such month (net of any amounts permitted to be withdrawn prior thereto), other than any amounts that represent Scheduled Payments received for a Due Date occurring after such Subservicer Determination Date; (2) the Subservicer shall remit to the Servicer by wire transfer of immediately available funds within one Business Day following the receipt thereof any late payments and any principal prepayments or other unscheduled payments or Balloon Payments (in each case including the related interest payment paid by the Borrower); (3) the Subservicer shall be entitled to withdraw and pay to itself any investment or other income earned on amounts on deposit in the Subservicer Collection Account to the extent provided below; (4) the Subservicer shall withdraw and pay to itself each other item of compensation to which it is entitled (but only from the amounts from which such compensation is payable as otherwise provided herein), (5) the Subservicer shall withdraw, and transfer to the escrow account described in subsection (f), within one Business Day following receipt thereof, any amount deposited into the Subservicer Collection Account that constitutes a collection of an escrow or a reserve amount and (6) the Subservicer shall be entitled to withdraw from the Subservicer Collection Account at any time any amounts on deposit therein that were not required to be deposited into the Subservicer Collection Account. The Subservicer shall keep and maintain separate accounting for the purpose of justifying any withdrawals made from the Subservicer Collection Account. In the event any payments received by Subservicer becomes NSF after the monies associated with that payment have been remitted to the Servicer, the Servicer will return such moneys to Subservicer by wire transfer in immediately available funds within one Business Day following notice from the Subservicer. Funds in the Subservicer Collection Account may be invested and, if invested, shall be invested by, and at the risk of, the Subservicer in Permitted Investments selected by the Subservicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next date on which such funds are required to be remitted to the Servicer, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of "Wells Fargo Bank N.A., as Trustee, in trust for Holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C7 Commercial Mortgage Pass-Through Certificates." An amount equal to all income and gain realized from any such investment shall be for the account of the Subservicer as additional servicing compensation and the Subservicer shall be entitled to withdraw such income and gain from the Subservicer Collection Account at any time and from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Subservicer, which shall deposit the amount of such loss in the Subservicer Collection Account (to the extent such loss is not offset by income from other investments that is retained in the Subservicer Collection Account) out of its own funds immediately as realized.

            (f) With respect to escrow or reserve payments as listed on the Task Description, the Subservicer shall collect escrow or reserve amounts with respect to the Mortgage Loans, and shall deposit such funds in an escrow account, which shall be an Eligible Account, and shall maintain, disburse and account for such funds as provided in the Task Description, for real estate taxes, insurance and reserves, and escrows for repairs, replacements, principal and interest payments and lease payments, and any other matters specified in any agreement in which funds are held at the time, and in the manner and for the purposes as otherwise required or delineated in the mortgage loan documents for each Mortgage Loan and with respect to the Servicer under the Pooling and Servicing Agreement. The Subservicer may direct the investment of such funds subject to and in accordance with the criteria and requirements set forth in the Pooling and Servicing Agreement relating to Escrow Accounts, including without limitation the obligation to deposit into the Escrow Account the amount of any investment losses to the extent required in the Pooling and Servicing Agreement. Subservicer shall have the benefit and shall retain all interest and income earned on the Escrow Accounts for the Mortgage Loans that is not paid to [Mortgagors].

            (g) Notwithstanding any contrary provision of the Task Description, the Subservicer shall actively monitor whether insurance policies for the Mortgaged Properties contain exclusions that were not in existence under the policies in effect on June 1, 2006. If at any time the Subservicer determines that any Borrower may not or does not maintain terrorism insurance required by the mortgage loan documents and the Pooling and Servicing Agreement, or that the insurance policies with respect to the Mortgaged Properties contain additional exclusions that were not in existence under the policies in effect on June 1, 2006, the Subservicer shall promptly notify the Servicer of such possible or actual failure and, if requested, provide the Servicer with details of the Borrower's insurance coverage. The Servicer will make (i) the determination of whether or not the insurance coverage meets the requirements of the mortgage loan documents and the Pooling and Servicing Agreement, including any assessment of the availability of such insurance at commercial reasonable rates and terms,
(ii) any decision to advance or force place insurance and (iii) any determination to waive or enforce any such insurance requirement. Notwithstanding the foregoing, if the Subservicer and the Directing Holder under the Pooling and Servicing Agreement are the same entity or affiliates, the Subservicer shall be entitled to make a determination or recommendation, for review or approval by the Directing Holder, and upon receiving approval from the Directing Holder the Subservicer may take action regarding, the matters set forth above, provided that either (i) the matter involves the force placement of insurance that does not require an Advance or involve a waiver or modification of the applicable Mortgage Loan Documents or (ii) the Subservicer has afforded the Servicer not less than three Business Days in which to confirm whether the course of action agreed upon between the Subservicer and the Directing Holder complies with the Servicing Standard; provided, further, that, notwithstanding any contrary provision of clause (ii), the Servicer shall retain all rights that it may otherwise have under the Pooling and Servicing Agreement regarding Advances.

            Section 2.2 Standard of Care. The Subservicer shall perform all Services on behalf of the Servicer in accordance with the terms of this Agreement, the Servicing Standard and the applicable provisions of the Pooling and Servicing Agreement (and, in connection therewith, if a conflict exists between this Agreement and the Pooling and Servicing Agreement, then the Pooling and Servicing Agreement shall control). Subservicer and the Servicer agree that, in connection with the performance of its obligations hereunder, the Subservicer shall be entitled to request from the Servicer, and the Servicer agrees that it shall provide, express instructions for the completion of any of the Services to be performed or completed by the Subservicer, to the extent necessary to clarify any ambiguities in the terms of this Agreement. The Servicer further agrees that the Subservicer shall be entitled to rely upon any such written instructions. The Servicer shall be entitled from time to time to provide reasonable instructions to the Subservicer regarding the actions or inactions that comply with the Servicing Standard under the Pooling and Servicing Agreement and the Subservicer shall comply with such instructions.

            Section 2.3 Compensation and Other Payments to the Subservicer. As consideration for the Subservicer's performance of the Services hereunder, the Subservicer shall be entitled to deduct (and retain from the remittance otherwise required to be made to the Servicer) the Subservicing Fee in accordance with Section 2.1(e) of this Agreement, with respect to the related Due Period for the Mortgage Loans, and only with respect to such Mortgage Loan for which a payment was received by the Servicer or forwarded to the Servicer by the Subservicer. Notwithstanding the foregoing, Subservicer shall not be entitled to a Subservicing Fee with respect to any Mortgage Loan for which a Servicing Transfer Event has occurred unless such Mortgage Loan becomes a Corrected Mortgage Loan or with respect to which the Subservicer has been terminated as Subservicer under this Agreement and the Pooling and Servicing Agreement.

            Subservicer shall have the benefit and shall retain all interest and income earned on the Subservicer Collection Account for the Mortgage Loans to the extent provided in Section 2.1(e) and on the escrow accounts to the extent provided in Section 2.1(f). If Subservicer is terminated under this Agreement, it shall be entitled to collect all such interest and income that accrues through the date of termination. If any Mortgage Loan becomes a Specially Serviced Loan, Subservicer shall be entitled to collect all such interest and income that accrues through the date of the applicable Servicing Transfer Event. The right to retain such interest and income shall resume if such Mortgage Loan becomes a Corrected Mortgage Loan.

            The Subservicer shall also be entitled to retain the fees or portions of fees set forth in the Task Description and Exhibit B-6. The Subservicer shall not be entitled to receive any default interest or late fees collected from the Borrower, and the Subservicer shall promptly, upon collection of such amounts, forward such interest and fees to the Servicer in accordance with the Payment and Collection Description. Subservicer may waive the right to collect a fee or portion of a fee to which it is entitled under this Agreement but may not waive or otherwise affect the rights of other parties to any other fees or portions of fees to which Subservicer is not entitled.

            The Subservicer shall be required to pay out of its own funds, without reimbursement, all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder, including costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, and Subservicer shall be required to pay all expenses that it incurs in the administration of this Agreement (but not those incurred at the direction or request of Servicer or a third party which direction or request requires the performance of a task or obligation not contemplated of Subservicer under this Agreement) and shall not be entitled to reimbursement of such costs and expenses, except (1) as may be specifically provided in this Agreement or (2) to the extent expenses are reimbursable by a Borrower under the applicable mortgage loan documents and the Borrower makes such reimbursement.

            Section 2.4 Subservicer Representations and Warranties. The Subservicer hereby makes the following representations and warranties for the benefit of the Servicer:

            (a) The Subservicer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and the Subservicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (b) The execution and delivery of this Agreement by the Subservicer and the performance and compliance with the terms of this Agreement by the Subservicer will not violate the Subservicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (c) The Subservicer has the power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

            (d) This Agreement, assuming due authorization, execution and delivery by the Servicer, constitutes a valid, legal and binding obligation of the Subservicer enforceable against the Subservicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (e) The Subservicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Subservicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Subservicer to perform its obligations under this Agreement or the financial condition of the Subservicer

            (f) No litigation is pending or, to the best of the Subservicer's knowledge, threatened against the Subservicer the outcome of which, in the Subservicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Subservicer from entering into this Agreement or materially and adversely affect the ability of the Subservicer to perform its obligations under this Agreement;

            (g) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Subservicer with this Agreement or the consummation by the Subservicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Subservicer under this Agreement or the ability of the Trust Fund to realize on the Mortgage Loans;

            (h) The performance of the Services by the Subservicer are in the ordinary course of business of the Subservicer and the Subservicer possess all licenses, permits and other authorizations necessary to perform its duties hereunder.

            The Subservicer further represents that since the origination of the Mortgage Loans, the Subservicer (in its capacity as interim servicer of the Mortgage Loans prior to the date hereof) has serviced the Mortgage Loans in accordance with their terms.

                                   ARTICLE III

                           DOCUMENTS AND OTHER MATTERS

            Section 3.1 Segregation of Loan Documents. The Subservicer shall segregate the Subservicer Servicing Documents related to the Mortgage Loans from all other assets of the Subservicer and, upon request, forward to the Servicer copies of such documents or originals of such documents if in the possession of Subservicer and not part of the Mortgage File forwarded to the Trustee.

            Section 3.2 Access to Documents; Provision of Certain Information. The Subservicer shall make available to the Servicer or any Successor Subservicer, at a reasonable time, such information as the Servicer or such Successor Subservicer shall reasonably request in writing and shall make available to the Servicer or any Successor Subservicer or Persons designated by the Servicer or such Successor Subservicer such documents as the Servicer shall reasonably request in writing. The Subservicer shall afford access to the information described in Section 3.16 of the Pooling and Servicing Agreement to those Persons identified in such Section as entitled to access to such information from the Servicer. The Servicer shall make available to the Subservicer, at a reasonable time, such information as the Subservicer shall reasonably request in writing in connection with the performance of the Services and, subject to the terms and conditions of Section 3.16 of the Pooling and Servicing Agreement, shall make available to the Subservicer or Persons designated by the Subservicer such documents related to the Mortgage Loans and the Servicing of the Mortgage Loans as the Subservicer shall reasonably request in writing.

                                   ARTICLE IV

                               SERVICER ASSISTANCE

            Section 4.1 Servicer Assistance.

            (a) The Servicer shall make reasonable efforts to do any and all things reasonably requested by the Subservicer to enable the Subservicer to render the Services, including, without limitation, delivering to the Trustee any receipts or other documentation that the Trustee may require to allow it to release any Mortgage Files or documents contained therein or acquired in respect thereof requested by the Subservicer. Notwithstanding any other provision of this Agreement to the contrary (including any contrary provision of Exhibit B-5), the Subservicer shall do any and all things reasonably requested by the Servicer to enable the Servicer to comply with its obligations under the Pooling and Servicing Agreement. Before the Servicer releases all or any portion of any Mortgage File or document contained therein or acquired in respect thereof to the Subservicer, the Servicer may require the Subservicer to execute a receipt therefor or, in the event of a Mortgage Loan that has been repaid in full, a certificate with respect to the payment in full of the related Mortgage Loan.

            Section 4.2 Specially Serviced Loans. The Subservicer shall promptly notify the Servicer and the Special Servicer, with respect to each Specially Serviced Loan, of any questions, complaints, legal notices, or other communications relating to the foreclosure or default of such loans or bankruptcy proceedings of a Borrower that are received by the Subservicer and such other matters as would, consistent with the Servicing Standard, require notification to the owner or the servicer of the Mortgage Loan. The Servicer shall notify the Subservicer of any Specially Serviced Loan becoming a Corrected Mortgage Loan promptly following the Servicer's receipt of notice to such effect from the Special Servicer and shall request, upon request by the Subservicer, from the Special Servicer copies of all relevant documents received by the Special Servicer during the time that such Mortgage Loan was a Specially Serviced Loan and deliver to the Subservicer such documents promptly following the Servicer's receipt thereof, together with any relevant documents received by the Servicer (other than from the Subservicer) during the time that such Mortgage Loan was a Specially Serviced Loan.

                                    ARTICLE V

                        ADDITIONAL SUBSERVICER COVENANTS

            Section 5.1 Additional Notices. The Subservicer shall promptly notify the Servicer of any significant events which become known to Subservicer affecting the Mortgage Loans, the related Borrower or related Mortgaged Property, such as a payment default, a bankruptcy, a judicial lien or material casualty event, and the Subservicer shall also promptly advise the Servicer of all material collection and customer service issues and, if requested, shall furnish the Servicer with copies of any correspondence or other documents in the possession of the Subservicer related to any such matter. If litigation is instituted with respect to a Mortgage Loan, the Subservicer, if aware of such litigation, shall notify the Servicer immediately as to the status of the litigation related to such Mortgage Loan and shall, when reasonably required or requested by the Servicer, provide to the Servicer copies of all pertinent information in the Subservicer's possession related to such litigation, including, without limitation, copies of related Servicing Documents.

            Section 5.2 No Personal Solicitation. The Subservicer hereby agrees that it will not knowingly take any action or cause any action to be taken by any of its agents or Affiliates, or independent contractors or working on its behalf, to personally, by telephone or mail, solicit the prepayment of any Mortgage Loan by any Borrower if such solicitation would constitute a violation of the Servicing Standard. The Subservicer agrees not to forward to any Borrower or other obligors under a Mortgage Loan, any correspondence or documents between Servicer and Subservicer without the consent of the Servicer or Special Servicer (each acting in its sole discretion), unless required by law. In no event shall a defeasance be construed to constitute a prepayment for purposes of the foregoing provision.

            Section 5.3 Regulation AB Compliance. The Subservicer shall perform, on behalf of the Servicer, all of the obligations of the Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated pursuant to and as modified by this Section 5.3. Except as otherwise set forth below, for purposes of this
Section 5.3, references to the Depositor, the Trustee, the Paying Agent, the Rating Agencies, and the Certificateholders shall be deemed to be references to the Servicer, as applicable, hereunder and references to the Master Servicer, Sub-Servicer, Primary Servicer, Reporting Servicer, Additional Servicer and Servicing Function Participant in the following incorporated Pooling and Servicing Agreement sections shall be deemed to be references to the Subservicer hereunder (such modification of the incorporated Pooling and Servicing Agreement sections shall be referred to herein as the "References Modification"). Any information, notices, reports or disclosures to be given by the Subservicer under this Section 5.3 shall be given to the Servicer and the Depositor and/or Trustee, as originally specified in each incorporated section. The following sections or subsections of the Pooling and Servicing Agreement listed below are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

            (a) Section 10.01. The Subservicer shall reasonably cooperate with the Servicer, Trustee and/or Depositor to enable them to comply with Regulation AB.

            (b) Section 10.03.

            (c) Section 10.05 is not incorporated herein. The Subservicer shall reasonably cooperate with the Trustee and Depositor in connection with the Trustee's and the Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act, as such requirements are set forth in the Pooling and Servicing Agreement.

            (d) Section 10.06. The Subservicer shall provide all reports required of a Sub-Servicer or Servicing Function Participant under Section 10.06 of the Pooling and Servicing Agreement to the Trustee and Depositor, with a copy to the Servicer.

            (e) Section 10.07. The Subservicer shall provide all reports required of a Reporting Servicer, Primary Servicer or Servicing Function Participant under Section 10.07 of the Pooling and Servicing Agreement to the Trustee and Depositor, with a copy to the Master Servicer. To the extent that the Subservicer is aware of any information that would constitute Additional Form 10-K Disclosure, the Subservicer shall provide such information to the Trustee and Depositor, with a copy to the Servicer no later than March 1st of each year (subject to a grace period through March 15th).

            (f) Section 10.08. So long as the Servicer is obligated under
Section 10.08 of the Pooling and Servicing Agreement to provide a Performance Certification, the Subservicer covenants to provide a backup certification to the Servicer in the form set forth on Exhibit C hereto. The certification shall be provided by March 1st of each year (subject to a grace period through March
15th). The certification may be relied upon by the Servicer in performing its obligations under Section 10.08 of the Pooling and Servicing Agreement.

            (g) Section 10.09. The Subservicer shall promptly notify the Trustee, Depositor and Servicer to the extent that the Subservicer becomes aware of a Reportable Event. The Subservicer shall notify the parties to the Pooling and Servicing Agreement of any Reportable Event in the time frames set forth in
Section 10.09 of the Pooling and Servicing Agreement.

            (h) Section 10.10.

            (i) Section 10.11. The Subservicer shall provide the annual compliance certificate to the Trustee, Depositor and Servicer, by March 1st (subject to a grace period through March 15th).

            (j) Section 10.12. The Subservicer shall provide the annual reports on assessment of compliance with the Relevant Servicing Criteria to the Trustee, Depositor and Servicer, by March 1st (subject to a grace period through March
15th), commencing March 2007.

            (k) Section 10.13. The Subservicer shall provide the annual independent accountants' report to the Trustee, Depositor and Servicer, by March 1st (subject to a grace period through March 15th), commencing March 2007.

            (l) Section 10.14. References to the Servicing Function Participant shall be references to the Subservicer. References to the Trustee, the Servicer and the Special Servicer shall remain references to such parties. The Subservicer agrees to provide the indemnification and contribution obligations required of the Servicing Function Participant.

            Section 5.4 Fidelity Bond and Errors and Omissions Insurance Policy.

            (a) The Subservicer, at its own expense, shall maintain in effect a fidelity bond (the "Subservicer Fidelity Bond") and an errors and omissions policy (the "Subservicer Errors and Omissions Insurance Policy") with a Qualified Insurer, naming the Servicer as loss payee, affording coverage for all directors, officers and employees (it being acknowledged that a "Qualified Insurer" shall for this purpose include any entity that satisfies all of the criteria, other than the ratings criteria, set forth in the definition of "Qualified Insurer" and whose obligations under the related Subservicer Fidelity Bond or Subservicer Errors and Omissions Insurance Policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in the definition of "Qualified Insurer" (construed as if such entity were an insurer referred to therein)). The Subservicer Errors and Omissions Insurance Policy and Subservicer Fidelity Bond shall be in such form and amount as would permit the Subservicer to be a qualified FNMA seller-servicer of multifamily mortgage loans as if all the Mortgage Loans were multifamily mortgage loans. The Subservicer shall furnish to the Servicer, not later than thirty (30) days after the Closing Date, evidence (which evidence may consist of a certificate from the applicable insurance company or companies) of the Subservicer's compliance with this
Section 5.4(a).

            (b) The Subservicer shall promptly report in writing to the Servicer any material adverse changes that may occur in the Subservicer Fidelity Bond or the Subservicer Errors and Omissions Insurance Policy and shall furnish to the Servicer upon written request copies of all certificates from the applicable insurance company or companies evidencing that such bond and insurance policy are in full force and effect. The Subservicer shall promptly report in writing to the Servicer all cases of embezzlement or fraud or irregularities of operation relating to the servicing of the Mortgage Loans by the Subservicer and its employees, officers, directors, agents and representatives if such events involve funds relating to the Mortgage Loans. The total of such losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of the Subservicer's bonding companies or insurers relating to the Mortgage Loans or the servicing thereof, a copy of such report (which report may omit any references to individuals suspected of such embezzlement, fraud or irregularities of operation) shall be promptly furnished to the Servicer.

            Section 5.5 Subservicer's Financial Statements and Related Information. The Subservicer shall deliver to the Servicer, within 120 days after the end of its fiscal year, a copy of its annual financial statements, such financial statements to be audited if then customarily audited, and with respect to any unaudited financial statements provided by the Subservicer, which financial statements shall be certified by the Subservicer's chief financial officer to be true, correct and complete. The Subservicer shall notify the Servicer, as of the Closing Date, of the Subservicer's fiscal year and shall notify the Servicer promptly after any change thereof.

            Section 5.6 No Advancing. Under no circumstance shall the Subservicer make or have an obligation to make any Advances. The Subservicer will promptly notify the Servicer in accordance with the Task Description if the Subservicer believes that a Servicing Advance is or will be required to be made with respect to any Mortgage Loan.

            Section 5.7 Inspection and Audit Rights. The Subservicer agrees that, on reasonable prior notice, it will permit any representative of the Servicer, during the Subservicer's normal business hours, to examine all the books of account, records, reports and other papers of the Subservicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Servicer, and to discuss matters relating to the Mortgage Loans with the Subservicer's officers, employees and accountants (and by this provision the Subservicer hereby authorizes such accountants to discuss with such representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Servicer of any right under this Section shall be borne by the Servicer except to the extent that the Servicer reasonably determines pursuant to such review that the accounting and record keeping by the Subservicer materially deviates from generally accepted accounting principles and the Servicing Standard, as applicable, in which event such expenses shall be borne by the Subservicer.

            Section 5.8 Authorized Officer. Subservicer shall provide Servicer promptly with a written list of authorized Subservicing Officers of Subservicer, which may be amended from time to time by written notice from Subservicer to Servicer; provided, however, that such list shall denote one principal Subservicing Officer responsible for the Subservicer's obligations under this Agreement.

            Section 5.9 Additional Reports. Subservicer shall produce such additional written reports with respect to the Mortgage Loans as the Servicer may from time to time reasonably request in order to comply with its obligations under the Pooling and Servicing Agreement, provided that if any Person is requesting the report from the Servicer pursuant to the Pooling and Servicing Agreement, such report constitutes an ad-hoc non-standard report, no additional recalculation or combinations of the information provided by the Subservicer are required for the Servicer to produce such report and the Servicer receives a fee for the production of such report, then the Servicer shall pay such fee to the Subservicer.

            Section 5.10 Modifications, Waivers, Consents and Amendments. Proposed modifications, waivers, consents or amendments shall be handled as set forth on Exhibit B-6.

            Section 5.11 Prepayment Interest Shortfalls. For any Mortgage Loan, Subservicer shall require Principal Prepayments to be made so as not to cause a Prepayment Interest Shortfall. If the mortgage loan documents of a related Mortgage Loan do not allow Subservicer to require Principal Prepayments (or condition acceptance of Principal Prepayments) on a date that will avoid a Prepayment Interest Shortfall ("Non-Mandatory Prepayment Date Mortgage Loan"), then Subservicer shall pay to Servicer on the date specified in Section 2.1(e)(2) of this Agreement, in addition to all other amounts due for such Principal Prepayment, an amount payable by the Subservicer from its own funds without reimbursement therefor equal to any Prepayment Interest Shortfall that results from such Principal Prepayment; provided, however, that for all Principal Prepayments received during any Due Period, the Subservicer shall in no event be required to remit an amount greater than the amount of the aggregate of the Subservicing Fees for such Due Period.

            Section 5.12 Sarbanes-Oxley Backup Certification. The Subservicer shall execute and deliver to the Servicer a backup certification substantially in the form set forth in Exhibit C hereto ("Backup Certification") in support of any certification obligation to which the Servicer may become subject under the Pooling and Servicing Agreement in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder (including any interpretations thereof by the staff of the Commission). A Backup Certification shall be so delivered by the Subservicer (i) not later than March 15 of each year and (ii) within 15 days following a request therefor made by the Servicer.

            Section 5.13 Regulation AB Readiness Certificate. The Subservicer shall provide to the Servicer an officer's certificate as of September 30 of each year that confirms that the Subservicer has engaged a registered public accounting firm to issue the attestation report on the Subservicer's assessment of compliance with the relevant servicing criteria for the period ending December 31 of the current calendar year pursuant to Section 10.13 of the PSA, and that the Subservicer expects to comply with the all of the Regulation AB reporting requirements in Section 5.3.

                                   ARTICLE VI

                        SUBSERVICER DEFAULT; TERMINATION;
                          POST-TERMINATION OBLIGATIONS

            Section 6.1 Subservicer Default. Each of the following events shall constitute a "Subservicer Default" hereunder:


                (i) any failure by the Subservicer to remit to the Servicer when due any amount required to be remitted under this Agreement (unless the Subservicer cures such failure within one Business Day; provided, however, that the Subservicer shall not have such cure right (i) with respect to more than two such failures in any one calendar year or (ii) if the related funds are generally to be included in amounts that the Servicer is required to remit to the Trustee or Paying Agent under the Pooling and Servicing Agreement and the failure would result in such funds being received by the Servicer later than the Business Day that immediately precedes the date on which the Servicer is so required to remit such funds to the Trustee or Paying Agent); or

                (ii) any failure by the Subservicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Subservicer contained in this Agreement, which failure continues unremedied for a period of twenty-five (25) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Servicer; provided, however, that to the extent the Servicer determines, in its reasonable discretion, that the Subservicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Subservicer to cure such failure; provided, further, that such cure period may not exceed sixty (60) days; and; provided, further that if such failure to perform on the part of the Subservicer results in an Event of Default by the Servicer under the Pooling and Servicing Agreement, then the cure periods described in this
        Section 6.1(ii) shall not apply, and if such failure to perform on the part of the Subservicer constitutes an event that with notice or the passage of time would result in an Event of Default by the Servicer under the Pooling and Servicing Agreement, then any cure periods that otherwise apply shall terminate on the date that is seven Business Days before the date when such an Event of Default by the Servicer would arise; or

                (iii) any breach of the representations and warranties made pursuant to Section 2.4 hereof that materially and adversely affects the interest of the Servicer and that continues unremedied for a period of twenty-five (25) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given by the Servicer to Subservicer; provided, however, that to the extent the Servicer determines in its reasonable discretion that the Subservicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the Subservicer to cure such breach; provided, however, that such cure period may not exceed sixty (60) days; and provided, further, that if such failure to perform on the part of the Subservicer results in an Event of Default (or an event that with notice or the passage of time would constitute such an Event of Default) by the Servicer under the Pooling and Servicing Agreement, then the cure periods described in this
        Section 6.1(iii) shall not apply; or

                (iv) Fitch shall qualify, lower or withdraw the outstanding rating of any Class of Certificates because the prospective financial condition or mortgage loan servicing capacity of the Subservicer is insufficient to maintain such rating; or

                (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                (vi) the Subservicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or of or relating to all or substantially all of its property; or

                (vii) the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                (viii) Fitch cites concerns with the quality of the subservicing of the Mortgage Loans as a material contributing factor in Fitch's placement of any Class of Certificates on "watch" or similar status and the circumstances giving rise to such concerns are not remedied to the satisfaction of Fitch and the Servicer within 60 days; or

                (ix) The Subservicer has been removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal; or

                (x) the failure of the Subservicer to comply with any of the requirements under Section 5.3 of this Agreement applicable to such Subservicer, including the failure to deliver any reports or certificates at the time such report or certification is required under
        Section 5.3; or

                (xi) the failure of the related Subservicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

            Subservicer agrees to give prompt written notice to Servicer upon the occurrence of any Subservicer Default. In addition, the Servicer agrees to give notice to Subservicer with reasonable promptness following notice from a Rating Agency to the Servicer to the effect that the quality of the subservicing of the Mortgage Loans presents rating concerns or would present rating concerns if not remedied.

            If the Subservicer fails to remit to the Servicer when due any amount required to be remitted under this Agreement (whether or not such failure constitutes a Subservicer Default), then interest shall accrue on the amount that was required to be remitted, and the Subservicer shall promptly pay such interest to the Servicer, at a per annum rate equal to the Prime Rate from and including the date when such remittance was required to be made to but excluding the day when such remittance is actually made.

            Section 6.2 Termination.

            (a) The obligations and responsibilities of the Subservicer as created hereby (other than as expressly provided herein) shall terminate upon the earliest to occur of (i) the receipt by the Subservicer of the Servicer's written notice of such termination delivered at the Servicer's option following the occurrence of a Subservicer Default, (ii) the final payment or other liquidation of the last Mortgage Loan remaining outstanding, (iii) the occurrence of a Subservicer Default under Section 6.1(x) or (xi) upon the occurrence of which either the Servicer or the Depositor shall immediately terminate the Subservicer, which termination shall be deemed for cause (each, a "Subservicing Termination Date"). From and after the Subservicing Termination Date, the Subservicer shall, if applicable, continue to cooperate in the transfer of subservicing, including the delivery of files and transfer of accounts as contemplated hereby but shall have no further obligations under this Agreement.

            (b) Without limiting the foregoing, the Subservicer agrees that the rights and duties of the Servicer under this Agreement and the Pooling and Servicing Agreement may be assumed by a successor Servicer or the Trustee upon a termination of the Servicer's servicing rights pursuant to the Pooling and Servicing Agreement.

            (c) Subservicer's rights and obligations shall expressly survive a termination of Servicer's servicing rights pursuant to the Pooling and Servicing Agreement (except a termination of Servicer caused by a Subservicer Default). In the event of such a termination, any successor Servicer or the Trustee (if it assumes the servicing obligations of the Servicer) shall be deemed to automatically have assumed and agreed to this Agreement without further action upon becoming the successor Servicer.

            (d) Upon the request of Subservicer, the successor Servicer or Trustee, as applicable, shall confirm to Subservicer in writing that this Agreement remains in full force and effect. Upon the request of the successor Servicer or Trustee, Subservicer shall confirm to the successor Servicer or Trustee, as applicable, in writing that this Agreement remains in full force and effect.

            (e) The Servicer's reimbursement obligations to the Subservicer hereunder shall survive the Subservicing Termination Date, but only to the extent such reimbursement or such Subservicing Fee relates to a period prior to the termination of all of the Subservicer's obligations hereunder.

            (f) The rights of Servicer to terminate Subservicer upon the occurrence of a Subservicer Default shall be in addition to any other rights Servicer may have at law or in equity, including injunctive relief or specific performance.

            Section 6.3 Assignment by Subservicer. This Agreement and the rights and benefits hereunder of the Subservicer shall not be assignable, and the duties and obligations hereunder of such party shall not be delegable; provided, however, that (i) the Subservicer may assign, sell or transfer its rights and duties under this Agreement (in whole and not in part) to a parent company of Subservicer or a wholly-owned subsidiary or affiliate of such party, or a successor by merger of Subservicer; (ii) the Subservicer shall be entitled to employ subcontractors to the extent provided in Article VII and (iii) the Subservicer shall be entitled to assign, sell or transfer its rights and duties under this Agreement (in whole and not in part) with approval of the Servicer, such approval not to be unreasonably conditioned or delayed, provided that (in the case of this subclause (iii)) the proposed successor to the Subservicer: (a) either (x) has a commercial mortgage loan servicing capability and financial condition as are satisfactory to the Servicer or (y) is then: (I) serving as a subservicer or master servicer in good standing for mortgage loans with an aggregate original principal amount in excess of $1,000,000,000, which loans are included in transactions involving commercial mortgage pass through certificates rated by the Rating Agencies, (II) solvent with a net worth no less than $5,000,000 and (III) is identified in a written notice delivered to Servicer not less than ten Business Days prior to the assignment; and (b) is appropriately qualified to do business and/or is licensed in all jurisdictions where such qualification and/or licensing is necessary to service the Mortgage Loans. Any such assignment under this Section 6.3 (other than one described in clause (ii) above) shall (i) not be effective until such successor Subservicer enters into a written agreement reasonably satisfactory to Servicer agreeing to be bound by the terms and provisions of this Agreement (but not altering the obligations under this Agreement); and (ii) not relieve the assigning Subservicer of any duties or liabilities arising or incurred prior to such assignment. The Subservicer shall pay or caused to be paid any costs or expenses incurred in connection with such assignment. Any assignment or delegation or attempted assignment or delegation in contravention of this Agreement shall be null and void.

            Section 6.4 Resignation of Subservicer. The Subservicer shall not resign from the obligations and duties hereby imposed on it (except as otherwise permitted under Section 6.3) unless it determines that the Subservicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and provides 30 days advance notice thereof to the Servicer. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Servicer. No such resignation shall become effective until the transfer of subservicing contemplated by Sections 6.5(a) through (e) is complete.

            Section 6.5 Post-Termination Obligations.

            (a) In the event of a termination of the Subservicer's rights and duties hereunder due to a Subservicer Default, any assignment of the Subservicer's rights and duties hereunder permitted under Section 6.3 or any resignation of the Subservicer from its rights and duties hereunder permitted under Section 6.4, as the case may be, the Subservicer shall promptly (i) deliver the Servicing Documents to the Servicer or a Successor Subservicer, as directed by the Servicer, (ii) remit to or at the direction of the Servicer, by wire transfer of immediately available funds, all cash held by the Subservicer with respect to the Mortgage Loans and (iii) if so requested by the Servicer, assign to the Servicer or a Successor Subservicer, as directed by the Servicer, and in such event the Servicer shall assume, or cause the Successor Subservicer to assume, all service contracts related to the Mortgage Loans transferred thereon but only to the extent such contracts are assignable and the required consents (if any) to such assignments have been obtained. The Subservicer shall use all reasonable efforts to obtain the consents required to effect such assignments.

            (b) On and after the Subservicing Termination Date, the date of any assignment of the Subservicer's rights and duties hereunder in accordance with
Section 6.3 or the date of any resignation by the Subservicer from its rights and duties hereunder in accordance with Section 6.4, as the case may be, the Subservicer shall promptly endorse and send to or at the direction of the Servicer via overnight mail or delivery service any checks or other funds in respect of the Mortgage Loans which are received by the Subservicer.

            (c) The Subservicer shall provide to the Servicer promptly (but in no event later than ten (10) Business Days) after the Subservicing Termination Date, the date of any assignment of the Subservicer's rights and duties hereunder in accordance with Section 6.3 or the date of any resignation by the Subservicer from its rights and duties hereunder in accordance with Section 6.4, as the case may be, the following information, in each case as of such date: (a) a ledger accounting itemizing the dates and amounts of all payments made, received or applied by the Subservicer with regard to the Mortgage Loans, further itemizing principal and interest payments, tax payments, special assessments, hazard insurance, mortgage insurance premiums, ground rents, if any, and all other payments and (b) a current trial balance for such Mortgage Loan.

            (d) On a date to be agreed upon by the Subservicer and the Servicer, but not later than the Business Day following the Subservicing Termination Date, the date of any assignment of the Subservicer's rights and duties hereunder in accordance with Section 6.3 or the date of any resignation by the Subservicer from its rights and duties hereunder in accordance with Section 6.4, as the case may be, the Subservicer shall commence and continue diligently to completion at its own expense, to notify the [Mortgagors] under the Mortgage Loans of the address to which payments on such Mortgage Loans should be sent after the Subservicing Termination Date, the date of any assignment of the Subservicer's rights and duties hereunder in accordance with Section 6.3 or the date of any resignation by the Subservicer from its rights and duties hereunder in accordance with Section 6.4, as the case may be; provided, however, that in any event, Subservicer shall be obligated to notify [Mortgagors] within seven (7) Business Days following the Subservicing Termination Date, the date of any assignment of the Subservicer's rights and duties hereunder in accordance with
Section 6.3 or the date of any resignation by the Subservicer from its rights and duties hereunder in accordance with Section 6.4, as the case may be.

            (e) The Subservicer shall promptly forward to the Servicer, at the Subservicer's expense all Borrower correspondence, insurance notices, tax bills or any other correspondence or documentation related to any Mortgage Loan which is received by the Subservicer after the Subservicing Termination Date, the date of any assignment of the Subservicer's rights and duties hereunder in accordance with Section 6.3 or the date of any resignation by the Subservicer from its rights and duties hereunder in accordance with Section 6.4, as the case may be.

            (f) In connection with any termination of the Subservicer's rights and duties hereunder due to a Subservicer Default, any assignment of the Subservicer's rights and duties hereunder permitted under Section 6.3 or any resignation of the Subservicer from its rights and duties hereunder permitted under Section 6.4, as the case may be, the Subservicer shall otherwise cooperate in the orderly transfer of the servicing of the Mortgage Loans and shall forward to the Servicer and any Successor Subservicer such documents as it may receive from time to time regarding any Mortgage Loan transferred and provide such other assistance as may reasonably be required by the Servicer or any Successor Subservicer regarding such transfer.

            (g) In connection with any termination of the Subservicer's rights and duties hereunder due to a Subservicer Default, any assignment of the Subservicer's rights and duties hereunder permitted under Section 6.3 or any resignation of the Subservicer from its rights and duties hereunder permitted under Section 6.4, as the case may be, the Subservicer shall be entitled to all fees, compensation, interest and earnings on the Mortgage Loans to which it is entitled and that accrued through the date of termination, assignment or resignation, as the case may be.

            Section 6.6 Additional Terminations. Notwithstanding any provision herein to the contrary, this Agreement shall terminate with respect to any Mortgage Loan if and when (i) such Mortgage Loan becomes a Specially Serviced Loan or an REO Loan (provided that this Agreement shall resume as to such Mortgage Loan if and when such Mortgage Loan becomes a Corrected Mortgage Loan) or (ii) such Mortgage Loan is sold or otherwise disposed of by or on behalf of the Trust. In the event of such termination, (i) the Subservicer shall comply with Section 6.5 as if a Subservicer Default had occurred, except that such Section shall be construed to relate only to such Mortgage Loan and references therein to Subservicing Termination Date shall be construed to mean the date of such termination, and (ii) the Subservicer shall cooperate in the orderly transfer of the servicing of such Mortgage Loan and shall forward to the Servicer such documents as it may receive from time to time with respect thereto and provide such other assistance as may reasonably be required by the Servicer with respect thereto. The Subservicer shall be entitled to all fees, compensation, interest and earnings on such Mortgage Loan (to which the Subservicer is otherwise entitled hereunder) accrued through the date of termination of its obligations and rights with respect to such Mortgage Loan under this Agreement, except that the Servicer shall be entitled to any and all fees actually collected in connection with the defeasance of any Mortgage Loan. If a Mortgage Loan subsequently becomes a Corrected Mortgage Loan, then the Subservicer shall promptly resume the servicing of such Mortgage Loan in accordance with the terms hereof.

                                   ARTICLE VII

                                 SUBCONTRACTORS

            Without prior notice to or the prior written consent of the Servicer, the Subservicer shall be permitted to employ, at its own expense, subcontractors to perform selected services (such as the engagement of tax monitoring services, property inspections, etc.) in connection with Subservicer's performance of the Services for the Mortgage Loans; provided, however, that: (1) the Subservicer shall remain fully liable at all times for the timely performance of all Services and for all other obligations hereunder;
(2) the terms of such an arrangement shall not be binding upon the Servicer or any successor primary servicer or subservicer of the Mortgage Loans; (3) no such arrangement shall obligate the Servicer to communicate or deal with any Person under this Agreement other than the Subservicer; (4) no such arrangement shall result in the delegation by the Subservicer of its duty to make any recommendation for the granting or withholding of any consent or waiver or the making of any other decision on the part of the holder of any Mortgage Loan; (5) such arrangements taken together shall not result in the delegation by the Subservicer of substantially all of its duties hereunder to any one Person or group of Affiliated Persons; and (6) such arrangements are consistent with
Section 3.01(c)of the Pooling and Servicing Agreement.

                                  ARTICLE VIII

                  SUBSERVICER TO HOLD PROPERTY FOR THE SERVICER

            All records relating to the Mortgage Loans held by the Subservicer, including but not limited to the Subservicer Servicing Documents, mortgage servicing documents, books, computer tapes and other documents and records (except for microfilm records) as well as any reproductions or copies of such records furnished for the purposes of performing Services from the Cut-off Date are, and shall continue at all times to be, held by the Subservicer for the benefit of the Servicer and shall not be released, disseminated or otherwise made available to third parties without the prior written consent of the Servicer.

                                   ARTICLE IX

                                 INDEMNIFICATION

            Section 9.1 Subservicer's Indemnity.

            (a) The Subservicer shall indemnify the Servicer, its officers, employees and agents against, and hold the Servicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Servicer arising out of or related to (i) a negligent or willful failure of the Subservicer or any Person hired by the Subservicer to perform properly any of the Services to be performed by the Subservicer pursuant to the Payment and Collection Description, the Payment and Loan Status Reports and Task Description, (ii) any willful misfeasance, bad faith or negligence in the performance of its obligations under this Agreement, or (iii) breach of any of the Subservicer's representations and warranties hereunder; provided, however, that the Subservicer shall not be required to indemnify the Servicer, its officers, employees or agents against or hold the Servicer, its officers, employees or agents harmless from any losses to the extent that such loss is caused by the actions of the Servicer, its officers, employees or agents in violation of the Servicer's duties under this Agreement or under the Pooling and Servicing Agreement (except to the extent that such failure was caused by the Subservicer's failure to perform its obligations hereunder). The indemnification provided under this Section 9.1 shall survive the Subservicing Termination Date. The Servicer shall promptly notify the Subservicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Servicer to indemnification hereunder. Any failure to so notify the Subservicer shall not affect any of the Servicer's rights to indemnification.

            (b) Neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Servicer, the holders of the Certificates, the Depositor, the Trustee, [the Paying Agent] or any other Person for any action taken or for refraining from the taking of any action in good faith and using its reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Subservicer or any such person against any breach of a covenant, representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

            Section 9.2 Servicer's Indemnity.

            (a) The Servicer shall use all reasonable efforts to obtain the benefits of the rights of indemnification in favor of Servicer contained in the Pooling and Servicing Agreement on behalf of the Subservicer and the Subservicer's agents, employees and subcontractors insofar as such indemnification relates to losses, liabilities, expenses, claims, demands, costs or judgments against the Subservicer arising out of or related to the Subservicer's performance hereunder.

            (b) The Servicer shall indemnify the Subservicer, its officers, employees and agents against, and hold the Subservicer harmless from, any and all losses, liabilities, expenses, claims, demands, costs, or judgment of any type against the Subservicer arising out of or related to the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder; provided, however, that the Servicer shall not be required to indemnify the Subservicer, its officers, employees or agents against or hold the Subservicer, its officers, employees or agents harmless from any losses to the extent that such loss is caused by the actions of the Subservicer, its officers, employees or agents in violation of the Subservicer's duties under this Agreement (except to the extent that such failure was caused by the Servicer's failure to perform its obligations hereunder). For the avoidance of doubt, the Servicer shall not have any liability under the immediately preceding sentence for any loss that is caused by any action that is required to be taken by the Servicer under the Pooling and Servicing Agreement or the Servicer's failure to take any action that the Servicer is required to refrain from taking under the Pooling and Servicing Agreement (but this sentence shall not be construed to limit the rights of the Subservicer under subsection (a)). The Subservicer shall promptly notify the Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Subservicer to indemnification hereunder. Any failure to so notify the Servicer shall not affect any of the Subservicer's rights to indemnification.

            The rights of the Subservicer provided under this Section 9.2 shall survive the Subservicing Termination Date.

                                    ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Severability. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reasons whatsoever, and such illegality, invalidity, or unenforceability does not affect remaining part of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

            Section 10.2 Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or amended other than by an express waiver or amendment in writing. Any failure to exercise (or any delay in exercising) any of such rights shall not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any of such right shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way estop or preclude such party from exercising any such right or constitute a suspension or any waiver of any such right.

            Section 10.3 Headings. The headings of the Sections and Articles contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

            Section 10.4 Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender. This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 10.5 Successors and Assigns. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and permitted assigns.

            Section 10.6 Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between or among the Subservicer and the Servicer with respect to the Servicing of the Mortgage Loans and the other matters contained herein. This Agreement, together with the Pooling and Servicing Agreement, contain the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

            Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any such counterpart.

            Section 10.8 Governing Laws. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

            Section 10.9 Notices. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), if delivered personally or by facsimile or (b) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice);

            If to the Servicer:

                  at the address set forth in Section 11.04 of the Pooling and Servicing Agreement;

                  If to the Subservicer:

                  CWCapital LLC
                  63 Kendrick Street
                  Needham, MA 02494
                  Attention:  Senior Vice President-Loan
                       Servicing (Gardner Hall)
                  Fax No. (781) 707-9499

                  With a copy to:

                  CWCapital LLC
                  63 Kendrick Street
                  Needham, MA 02494
                  Attention:  General Counsel
                  Fax No. (781) 707-9397

            Section 10.10 Amendment. In the event that the Pooling and Servicing Agreement is amended, this Agreement shall be deemed to have been amended and to the extent necessary to reflect such amendment to the Pooling and Servicing Agreement, but no such amendment to the Pooling and Servicing Agreement or deemed amendment to this Agreement shall increase the obligations or decrease the rights of Subservicer under this Agreement without its express written consent which consent shall not be unreasonably withheld or delayed. This Agreement may not otherwise be altered or modified except by a written instruments executed by the party against whom enforcement is sought.

            Section 10.11 Other. This Agreement shall not be construed to grant to any party hereto any claim, right or interest in, to or against the trust fund created pursuant to the Pooling and Servicing Agreement or any assets of such trust fund.

            Section 10.12 Benefits of Agreement. Nothing in this Agreement, express or implied, shall be construed to grant to any Borrower or other Person, other than the parties to this Agreement and the parties to the Pooling and Servicing Agreement, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                            [signature page follows]

            IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto by an authorized representative, all as of the day and year first above written.

                                       MIDLAND LOAN SERVICES, INC.

                                       By:  /s/ Lawrence D. Ashley
                                          ------------------------------------
                                          Name:  Lawrence D. Ashley
                                          Title: Senior Vice President


                                       CWCAPITAL LLC

                                       By:  /s/ Paul A. Sherrington
                                          ------------------------------------
                                          Name:  Paul A. Sherrington
                                          Title: Senior Vice President

                                   SCHEDULE I

                                  LOAN SCHEDULE

 Prospectus                                Cut-off Date     Sub Servicing Fee
 Tab Number   Loan Name                      Balance       Rate (basis points)
 ----------   ---------                      -------       -------------------
              Galleria Corporate Centre       $55,000,000   2.0 basis points
              Marriott Resort Clearwater
              Beach on Sand Key               $19,962,537   3.0 basis points
              NL Ventures                     $19,495,000   3.0 basis points
              Copper Pointe Apartments        $17,000,000   3.0 basis points
              Fern Hill Medical Center        $11,990,550   3.0 basis points
              Heritage Place                   $9,967,037   3.0 basis points
              Crossroads at Citadel            $7,824,914   5.0 basis points
              The Drexel Building              $6,700,000   5.0 basis points
              Dundee Park                      $6,237,344   5.0 basis points

                                    EXHIBIT A

                         Pooling and Servicing Agreement

                                    EXHIBIT B

Exhibit B-1:  Form of Day One Report

Exhibit B-2:  Form of Monthly Remittance Report

Exhibit B-3:  Forms of Loan Status Reports

Exhibit B-4:  Form of Monthly Report on Special Requests

Exhibit B-5:  Task Description

Exhibit B-6:  Consent Procedures

                                   EXHIBIT B-1

                             Form of Day One Report

--------------------------------------------------------------------------------
Sub-Servicer
Name
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Pool
Name
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For Payment
Due:________________
--------------------------------------------------------------------------------

 Servicer     Sub-     Beginning   Actual    Scheduled     Scheduled     Scheduled    Ending     Interest  Sub-Service
  Loan #    Servicer   Principal   Paid to    Monthly      Principal     Interest    Principal    Rate      Fee Rate
             Loan #     Balance     Date        P&I        Payment       Payment     Balance
                                             Payment
--------------------------------------------------------------------------------------------------------------------------

                              $               $             $     -         $          $         0.000%     0.000%
                              -               -                             -          -

                              $               $             $     -         $          $         0.000%     0.000%
                              -               -                             -          -

                              $               $             $     -         $          $         0.000%     0.000%
                              -               -                             -          -



--------------------------------------------------------------------------------------------------------------------------
TOTAL                         $               $             $     -         $          $
                              -               -                             -          -
--------------------------------------------------------------------------------------------------------------------------



 Servicer    Sub-     Pre-      Partial  Full Pre-   Prepay
  Loan #    Service  payment    Prepay-  payment      ment
             Fee     Penalty     ment                 Date
---------------------------------------------------------------



             $        $         $        $
             -        -          -       -

             $        $          $       $
             -        -          -       -

             $        $          $       $
             -        -          -       -

                                 -
---------------------------------------------------------------
TOTAL        $        $          $       $
             -        -          -       -
---------------------------------------------------------------


Prepared By:_________________
Title:________________________

                                   EXHIBIT B-2

                        Form of Monthly Remittance Report

                                Sub-Servicer Name
                                Address

Pool Name

                                Monthly Remittance Report -
                                mm/dd/yy

     Servicer      Sub-Servicer  Beginning       Gross      Net Principal       Gross     Interest     Sub-Service  Net
       Loan #         Loan #     Principal    P&I Payment      Payment        Interest       Basis     Fee Amount   Interest
                                  Balance                                      Payment                              Payment


----------------------------------------------------------------------------------------------------------------------------

                                  $               $              $     -        $            0.000%       $          $
                                  -               -                             -                         -          -

                                  $               $              $     -        $            0.000%       $          $
                                  -               -                             -                         -          -

                                  $               $              $     -        $            0.000%       $          $
                                  -               -                             -                         -          -


----------------------------------------------------------------------------------------------------------------------------
                                                                                                         $           $
TOTAL REMITTANCE                  $                  $           $     -       $             0.00%       -           -
----------------------------------------------------------------------------------------------------------------------------



     Servicer         Late Charge  Total Net   Ending   Payment    Paid to
       Loan #          Payment     Remittance Principal  Date       Date
                                              Balance   Rec'd
                                                        FromBorr
                                                         ower
----------------------------------------------------------------------------

                                      $          $
                                      -          -

                                      $          $
                                      -          -

                                      $          $
                                      -          -


----------------------------------------------------------------------------
                                     $           $
TOTAL REMITTANCE                     -           -
----------------------------------------------------------------------------



Prepared By:_________________
Title:________________________

                                   EXHIBIT B-3

                          Forms of Loan Status Reports

Exhibit B-3(a):   Real estate tax monitoring report

Exhibit B-3(b):   Insurance monitoring report

Exhibit B-3(c):   UCC monitoring report

                                 EXHIBIT B-3(a)

                       (Real estate tax monitoring report)

--------------------------------------------------------------------------------
 Pool Name
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              TAX MONITORING REPORT
                             DATED AS OF (month end)
--------------------------------------------------------------------------------
Subservicer:

------------------------------------------------------------------------------------------------------------------------------------
     Servicer   Sub-Servicer                    Property    Parcel      Taxing     Last Tax    Last Date     Next Tax     Next Tax
      Loan #       Loan #     Borrower Name      Address    Number    Authority  Amount Paid   Tax Paid     Amount Due    Due Date
------------------------------------------------------------------------------------------------------------------------------------



















Prepared By:_________________
Title:________________________

                                 EXHIBIT B-3(b)

                          (Insurance monitoring report)

--------------------------------------------------------------------------------
Pool Name
--------------------------------------------------------------------------------
                           INSURANCE MONITORING REPORT
                             DATED AS OF (month end)
--------------------------------------------------------------------------------
Subservicer:
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
   Servicer    Sub-Servicer  Borr.                           Expir.      Type of    Pol.       Prem.     Carrier
    Loan #      Loan #       Name                            Date       Coverage    Number     Amount


-----------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------
   Servicer   Loss Payee    Meets        Agent  Agent   Agent   Policy    Loan     Coverage
    Loan #    Reflects      Insurance           City    State   Amount      Bal.   Difference
              Trust        Rating
              (Y or N)     (Y or N)
---------------------------------------------------------------------------------------------




















Prepared By:_________________
Title:________________________

                                 EXHIBIT B-3(c)

                             (UCC monitoring report)

--------------------------------------------------------------------------------
 Pool Name
--------------------------------------------------------------------------------
                              UCC MONITORING REPORT
                             DATED AS OF (month end)
--------------------------------------------------------------------------------
Subservicer:

-----------------------------------------------------------------------------------------------------------------------------------
 Servicer   Sub-Servicer                                      Jurisdiction        Original     Continuation       Next
  Loan #       Loan #       Borrower Name                     (Secretary of      Filing Date   Filing Number   Filing Date
                                                              State or County)
-----------------------------------------------------------------------------------------------------------------------------------






                                   EXHIBIT B-4

                      (Report on Pending Special Requests)

                   MONTHLY REPORT ON PENDING SPECIAL REQUESTS

Pool Name:
Date:
Subservicer:

Sub-Servicer      Master Servicer     Property  Type of    Date Request    Status of  Anticipated
Loan Number       Loan Number         Name      Request    Received        Request    Close Date
--------------------------------------------------------------------------------------------------













                                   EXHIBIT B-5

                                TASK DESCRIPTION

                         SERVICER/SUBSERVICER TASK LIST
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-HQ4



Note: Some listed tasks designate more than one party to perform that function by placing an "X" in more than one column. In these instances, the parties shall follow any specific guidance about the allocation of responsibilities in completing the task found in the terms of this Agreement. In the absence of specific allocation of obligations in this Agreement, the parties shall work in good faith to allocate responsibilities in a fair and equitable manner in accordance with this Agreement and the Pooling and Servicing Agreement.

                                                                      MASTER    SUBSERVICER  SPECIAL    TRUSTEE
                                                                     SERVICER                SERVICER
                                                                     --------   -----------  --------   -------


1. Asset Files
   Original collateral file (security)                                                                   X
   Authorized parties list for request for release of                   X            X
   collateral from Trustee
   Establish servicing files criteria                                   X
   Establish and maintain servicing files                                            X
   Provide access to servicing files and copies of                                   X
   servicing files or of specific documents upon
   request to the Master Servicer
   Request delivery of files from Trustee upon                          X
   request and certification of Subservicer

2. Property Taxes
   Monitoring of tax status - Loans with/without                                     X
   escrows
   Recommendation of payment of taxes - Loans                                        X
   with/without escrows
   Notification of advance requirement not less than                                 X
   3 business days prior to advance being required
   Payment of taxes - with sufficient escrows                                        X
   Payment of taxes - with escrow shortfall                             X

3. Property Insurance
   Monitoring of insurance status - Loans                                            X
   with/without escrows
   Ensure insurance carrier meets Pooling and                                        X
   Servicing Agreement qualifications
   Ensure insurance in favor of the Master Servicer                                  X
   on behalf of the Trustee
   Recommendation of payment or force placement of                                   X
   insurance with/without escrow
   Notification of advance requirement or force                                      X
   placement of insurance not less than 3 business
   days prior to advance being required
   Payment of insurance - with sufficient escrows                                    X
   Payment of insurance or force placement - with                       X
   escrow shortfall
   Manage processing of insurance claims in                                          X
   accordance with Mortgage Loan documents and the
   Pooling and Servicing Agreement
   Collection of insurance proceeds                                                  X
   Consent to application of insurance proceeds                         X
   (except where the lender does not have any
   discretion in such application)

4. UCC Continuation Filings
   Maintain and monitory tickler system of the                                       X
   refiling dates on all Loans
   File UCC Continuation Statements                                                  X
   Pay recording fees                                                                X

5. Collection/Deposit/Remittance of P&I payments and Principal Prepayments
   Collection and deposit of loan P&I payments and                                   X
   Principal Prepayments
   Remittance of available Subservicer P&I payments                                  X
   (net of Subservicing Fee) to Master Servicer
   Remittance of collections to the Trustee                             X
   Remittance of Special Servicer compensation to the                   X
   Special Servicer
   Approval of Prepayment Premiums                                      X

6. Collection/Deposit/Disbursement of Reserves
   Collection and deposit of reserves                                                X
   Disbursement of reserves                                                          X
   Provide monthly reconciliation of individual and                                  X
   commingled reserves detailing all disbursements

7. Customer Billing, Collection and Customer Service
   Contact delinquent borrowers by phone not more                                    X
   than 3 days after date of delinquency
   Send 30 day delinquent notices                                                    X
   Send notice of balloon payment to each Borrower                                   X
   one year, 180 days and 90 days prior to the
   related maturity date
   Provide copy of balloon payment notice to Master                                  X
   Servicer

8. Escrows
   Setup and monitor Escrow Accounts including escrow                                X
   analysis
   Pay borrower investment income as required under                                  X
   mortgage loan documents or applicable law
   Provide monthly reconciliation of individual and                                  X
   commingled escrow accounts detailing all
   disbursements
   Prepare annual escrow analysis                                                    X

9. Loan payment history/calculation
   Maintain loan payment history                                                     X
   Create payoff/reinstatement statements and                                        X
   telecopy to Master Servicer
   Approve payoff calculations and telecopy approval                    X
   to Subservicer within five (5) Business Days

10. Monitoring of Financial and Legal Covenants
   Collect annual operating statements, budgets, rent                                X
   rolls and borrower financial statements, as
   applicable
   No later than three Business Days prior to each                                   X
   Distribution Date (except for the first two
   Distribution Dates, deliver to the Master Servicer
   a CMSA Comparative Financial Status Report (in
   each case in the form and containing the
   information called for by the version of such
   report in effect at the time under the reporting
   standards of the CMSA) for each Mortgage Loan or
   related Mortgaged Property as of the Determination
   Date immediately preceding the preparation of such
   report for each of the following three periods:
   (a) the most current available year-to-date; (b) each
   of the previous two full fiscal years stated separately
   (to the extent such information is in the Master Servicer's possession); and (c) the "base year" (representing the
   original analysis of information used as of the
   Cut-Off Date)
   For each Mortgaged Property, within 25 days after                                 X
   receipt by Subservicer of a quarterly operating
   statement, if any, commencing with the calendar
   quarter ended August 31, 2006, deliver to the
   Master Servicer one (1) copy of completed annual
   operating statement analysis using the CMSA
   Operating Statement Analysis Report (in each case
   in the form and containing the information called
   for by the version of such report in effect at the
   time under the reporting standards of the CMSA)
   (in electronic format) as of the end of such
   calendar quarter.
   For each Mortgaged Property, within 25 days after                                 X
   receipt by Subservicer of an annual operating
   statement, deliver to the Master Servicer a CMSA
   NOI Adjustment Worksheet (but only to the extent
   the related Borrower is required by the Mortgage
   to deliver and does deliver, or otherwise agrees
   to provide and does provide, such information) (in
   each case in the form and containing the
   information called for by the version of such
   report in effect at the time under the reporting
   standards of the CMSA) for the related Mortgage
   Loan (in electronic format), presenting the
   computation to "normalize" the full year net
   operating income and debt service coverage numbers
   used by the Master Servicer in preparing the CMSA
   Comparative Financial Status Report.
   Deliver to Master Servicer and the Persons                                        X
   identified in (and otherwise in accordance with)
   Section 3.13 of the Pooling and Servicing
   Agreement copies of any annual, monthly or
   quarterly financial statements and rent rolls
   collected with respect to the Mortgaged
   Properties, in each case within 30 days following
   receipt thereof by the Subservicer.  As and to the
   extent requested by Master Servicer following
   request therefor received by Special Servicer,
   make inquiry of any Borrower with respect to such
   information or as regards the performance of the
   related Mortgaged Property in general.

11. Advancing
    Determination of Non-Recoverability                                  X

12. Reporting (Electronic mail)
   Prepare and deliver to the Master Servicer the Day                                X
   One Report (in the form of and setting the
   information called for by  Exhibit B-1) on the
   first business day of each month
   Prepare and deliver to the Master Servicer a                                      X
   Monthly Remittance Report (in the form of and
   setting the information called for by  Exhibit
   B-2) for payments received on Mortgage Loans on
   each day that funds are required to be wired to
   the Master Servicer under Section 2 of this
   Agreement
   With respect to all modifications, waivers,                                       X
   consents or amendments that have been proposed,
   prepare and deliver to the Master Servicer a
   Monthly Report on Pending Special Requests (in the
   form of and setting form the information called
   for by Exhibit B-4) on the first business day of
   each month
   Prepare and deliver to the Master Servicer a CMSA                                 X
   Delinquent Loan Status Report (in the form and
   containing the information called for by the
   version of such report in effect at the time under
   the reporting standards of the CMSA) on all
   Mortgage Loans on the Subservicer Remittance Date
   occurring in each month reflecting information as
   of the close of business on the Subservicer
   Determination Date occurring in such month
   Report of payment/account status (trial                                           X
   balance/transaction detail) within 30 days of the
   Subservicer Remittance Date occurring in each
   month; report to be as of the close of business on
   applicable Distribution Date
   Cash account reconciliations - Deliver copies of                                  X
   monthly bank statements for all deposit, escrow
   and reserve accounts
   Prepare Loan Status Reports (in the forms of and                                  X
   setting the information called for by Exhibit B-3)
   in each January, April, July and October of each
   year; deliver same to Master Servicer not later
   than the Subservicer Remittance Date
   Complete and deliver CMSA Loan Setup File (in the                    X                       X
   form and containing the information called for by
   the version of such report in effect at the time
   under the reporting standards of the CMS) for
   Mortgage Loans in accordance with Pooling and
   Servicing Agreement
   Complete CMSA Loan Periodic Update File  (in the                                  X
   form and containing the information called for by
   the version of such report in effect at the time
   under the reporting standards of the CMSA)  for
   Mortgage Loans reflecting information as of the
   close of business on the Subservicer Determination
   Date in each month; deliver same to Master
   Servicer not later than the Subservicer Remittance
   Date occurring in such month; such report to be in
   addition to the Day One Report
   Complete CMSA Property File (in the form and                                      X
   containing the information called for by the
   version of such report in effect at the time under
   the reporting standards of the CMSA) for Mortgage
   Loans reflecting information as of the close of
   business on the Subservicer Determination Date in
   each month; deliver same to Master Servicer not
   later than the Subservicer Remittance Date
   occurring in such month
   Complete CMSA Loan Level Reserve/LOC Report (in                                   X
   the form and containing the information called for
   by the version of such report in effect at the
   time under the reporting standards of the CMSA)
   for Mortgage Loans reflecting information as of
   the close of business on the Subservicer
   Determination Date in each month; deliver same to
   Master Servicer not later than the Subservicer
   Remittance Date occurring in such month
   Complete CMSA Servicer Watch List (in the form and                                X
   containing the information called for by the
   version of such report in effect at the time under
   the reporting standards of the CMSA) for Mortgage
   Loans reflecting information (including the
   information required under the Pooling and
   Servicing Agreement) as of the close of business
   on the Subservicer Determination Date in each
   month; deliver same to Master Servicer not later
   than the Subservicer Remittance Date occurring in
   such month
   Complete all other CMSA reports (in the form and                                  X
   containing the information called for by the
   version of each such report in effect at the time
   under the reporting standards of the CMSA), other
   than the CMSA Historical Loan Modification and
   Corrected Mortgage Loan Report, the CMSA
   Historical Liquidation Report and the CMSA REO
   Status Report, required to be provided by the
   Master Servicer under Section 4.02 of the Pooling
   and Servicing Agreement, reflecting information as
   of the close of business on the Subservicer
   Determination Date in each month; deliver same to
   Master Servicer not later than the Subservicer
   Remittance Date occurring in such month

13. Property Annual Inspections
   Conduct site inspection in accordance with                                        X
   requirement of Section 3.19 of the Pooling and
   Servicing Agreement
   Provide one copy of Inspection Reports (in the                                    X
   form of and setting forth the information called
   for by Exhibit L to the Pooling and Servicing
   Agreement) to the Master Servicer and other
   Persons identified in Section 3.19 of the Pooling
   and Servicing Agreement within 20 days of
   completion

14. Preparation of servicing transfer letters                                        X

15. Preparation of IRS Reporting (1098s and 1099s                                    X
    or other tax reporting requirements) and delivery
    of copies to the Master Servicer by January 31st
    of each year

16. Provide annual compliance certificate to Master                                  X
    Servicer in accordance with Section 5.3(i) of
    this Subservicing Agreement

17. Provide annual independent accountant's report                                   X
    to Master Servicer in accordance with Section
    5.3(k) of this Subservicing Agreement

18. Compensation
   Subservicing Fee                                                                  X
   Investment earnings on Subservicer Collection                                     X
   Account, to the extent provided in Section 2.1(e)
   of this Agreement
   Investment earnings on escrow or reserve accounts                                 X
   not payable to borrower, to the extent provided in
   Section 2.1(f) of this Agreement
   Compensation specific on Exhibit B-6 in connection                                X
   with modifications, waivers, consents or
   amendments.
   Late charges and default interest to the extent                      X
   collected from borrowers (offsets advance interest
   per Pooling and Servicing Agreement with remainder
   to Master Servicer)

                                   EXHIBIT B-6

                       CONSENT PROCEDURES AND COMPENSATION

      1. With respect to each proposed modification, waiver, consent or amendment under any Mortgage Loan that is immaterial, the Subservicer shall obtain the relevant information from the related borrower, analyze the transaction and, if the Subservicer (acting in a manner that is consistent with the Servicing Standard) determines to enter into the transaction, the Subservicer shall execute and deliver the relevant agreement or other instrument and otherwise consummate the transaction. In connection with such immaterial matter, the Subservicer shall be entitled to 100% of any consent or similar fee actually collected and otherwise payable to the Master Servicer under the Pooling and Servicing Agreement.

      2. With respect to each proposed modification, waiver, consent or amendment under any Mortgage Loan that is material, the Subservicer (acting in a manner that is consistent with the Servicing Standard) shall obtain the relevant information from the related borrower, analyze the request and, unless the Subservicer determines to disapprove the transaction, deliver to the Master Servicer a recommendation with an analysis and supporting documentation information (in such form as may be prescribed in the Pooling and Servicing Agreement or by the Master Servicer); the Master Servicer shall determine whether or not to approve any transaction for which the Subservicer has recommended approval and shall be responsible for submitting a recommendation to any Person entitled to approve or review the matter under the Pooling and Servicing Agreement; and, if the Master Servicer approves the transaction, it shall notify the Subservicer and the Subservicer shall execute and deliver the relevant agreement or other instrument and otherwise consummate the transaction. In connection with such material matter, the Subservicer shall be entitled to 50% of any consent or similar fee actually collected (and the Master Servicer shall be entitled to the remaining portion (if any) of such consent or similar fee, except to the extent that such remaining portion is payable to a third party under the terms of the Pooling and Servicing Agreement). The Subservicer shall have sole discretion to disapprove a modification, waiver, consent or amendment that is material.

      3. All matters listed below as Material Decisions are hereby deemed to be material. All matters listed below as Immaterial Decisions are hereby deemed to be immaterial. With respect to any matter that is not listed as a Material Decision or an Immaterial Decision, the Subservicer shall notify the Master Servicer of a preliminary determination of whether the matter is material or immaterial, the Master Servicer shall have 5 business days to disagree with such determination. Unless the Master Servicer disagrees, the matter shall be considered material or immaterial according to the preliminary determination. If the Master Servicer disagrees, the matter shall be considered material or immaterial according to the Master Servicer's determination.

      4. Notwithstanding the foregoing, the Master Servicer shall alone make any determination to grant or withhold approval of any defeasance of the Mortgage Loan in whole or in part, shall process the defeasance and shall be entitled to the entirety of any fees payable by the borrower in connection with such a defeasance.

      5. For purposes of the foregoing, for material decisions, if the fee chargeable to the borrower in connection with any proposed modification, waiver, consent or amendment is not prescribed in the mortgage loan documents, the Master Servicer shall have the right to consent to the amount of the fee to be charged.

      6. The Subservicer shall provide to the Master Servicer, quarterly on the Subservicer Remittance Date in January, April, July and October of each year, a report in form of Exhibit B-4 to this Agreement setting forth the information called for by such form with respect to (i) all immaterial decisions that are pending but have not yet been consummated, and all decisions that are pending but have not yet been consummated under Item 5(b) above, (ii) all immaterial decisions, and all decisions under Item 5(b), that have been consummated since the prior such report and (iii) all material matters that were disapproved by the Subservicer.

Each of the following Items 1 through 10 shall constitute a "Material Decision" for purposes of this Agreement:

1. any modification, waiver, consent or amendment under any Mortgage Loan requiring the consent or approval of the Special Servicer or other Person under the Pooling and Servicing Agreement
2. consent or approval of any waiver of any due-on-sale provision or of any assignment and assumption of the Mortgaged Property
3. consent or approval of any assignment of direct or indirect ownership interests in the Mortgaged Property or in the mortgagor not expressly permitted in the mortgage loan documents
4. consent or approval of any waiver of a due-on-encumbrance provision or of the entering into any additional indebtedness by the mortgagor.
5. any determination of whether or not to release any condemnation proceeds or proceeds of any casualty insurance policy to the mortgagor or another Person
6.    waiver of any default interest or late payment charge under the Mortgage
      Loan
7. approval of any provisions regarding the establishment, maintenance or termination of any reserve fund, escrow account, letter of credit or other additional collateral
8. approval of any draw on or release of any letter of credit or other additional collateral under the Mortgage Loan
9. any approval of a new, modified, terminated or amended lease for more than 20% of the net rentable area of the property or 10,000 square feet (whichever is less)

Each of the following Items 1 through 4 shall constitute an "Immaterial Decision" for purposes of this Agreement (provided that such action (x) would not in any way affect a payment term of the Certificates, (y) would not constitute a "significant modification" of the applicable mortgage loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (i) endanger the status of any portion of the Trust Fund for which a REMIC election has been made as a REMIC or (ii) result in the imposition of a tax of any nature upon all or any portion of the Trust Fund and (z) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard):

1.    waiver of the timing of receipt of financial statements from a borrower
2. any release of a non-material parcel or other portion of the Mortgaged Property if the release is expressly permitted under the Mortgage Loan documents
3. a waiver of a minor covenant default such as fulfillment of notice requirements where the borrower complied with the substance of an obligation and a lender expense was not incurred or advanced (but this shall not be construed to permit a waiver of financial covenants)
4.    the approval of the annual budget for the operation of the Mortgaged
      Property
5. any approval of a new, modified, terminated or amended lease for less than or equal to 20% of the net rentable area of the property or 10,000 square feet (whichever is less)

                                    EXHIBIT C

                                  CERTIFICATION

                    FORM OF SUB-SERVICER BACKUP CERTIFICATION

                    COMM 2006-C7 Mortgage Trust (the "Trust")

            As contemplated by Section 10.08 of that certain pooling and servicing agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), among Deutsche Mortgage and Asset Receiving Corporation, as depositor (the "Depositor"), Midland Loan Services, Inc., as the master servicer with respect to all of the Mortgage Loans other than the Desert Passage Loan (the "Master Servicer"), CWCapital Asset Management LLC as the special servicer with respect to all of the Mortgage Loans other than the Desert Passage Loan (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee") and paying agent, [identify the certifying individual], a [_______________ ] of [_____], a [_____] corporation (the "Sub-Servicer") as Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans and/or Serviced Whole Loans under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to [Name of Each Certifying Person for Sarbanes-Oxley Certification], the Depositor, the Master Servicer, the Trustee and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (i) Based on our knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all reports required to be submitted by the Sub-Servicer to the Trustee pursuant to the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Sub-Servicer to the Trustee for inclusion in these reports;

            (ii) Based on our knowledge, with respect to the Relevant Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the Master Servicer pursuant to the sub-servicing agreement between the Sub-Servicer and the Master Servicer (the "Sub-Servicer Reports") have been submitted by the Sub-Servicer to the Master Servicer;

            (iii) Based on our knowledge, the information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__];

            (iv) Based upon our knowledge and the annual compliance review performed as required under Section 5.3(i) of the Sub-Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section 5.3(i) of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

            (v) I am responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section 5.3(i) of the Sub-Servicing Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Servicing Agreement in all material respects;

            (vi) I have disclosed to the accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust's fiscal year _____ all information relating to the Sub-Servicer's assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

            (vii) All annual assessment reports required under Section 5.3(j) of the Sub-Servicing Agreement and their related annual attestation reports required to be provided to the Master Servicer, the Trustee and the Depositor by the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer under or as contemplated by the Pooling and Servicing Agreement and the Sub-Servicing Agreement have been provided thereby. Based on my knowledge, all material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 5.3(j) of the Sub-Servicing Agreement.

      Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement or, if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date: _________________________

CWCAPITAL LLC



By:_________________________________

   Name:

   Title: